UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2024

Inari Medical, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39293	45-2902923
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Oak Canyon, Suite 100
Irvine, California		92618
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 923-4747
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	NARI	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On July 24, 2024, Mitch Hill notified Inari Medical, Inc. (the “Company”) of his decision to retire as Chief Financial Officer of the Company, effective as of October 1, 2024 (the “Effective Date”). Mr. Hill has served as the Company’s Chief Financial Officer since 2019, and the Company extends its gratitude to Mr. Hill for his years of service and contributions to the Company. Mr. Hill’s decision to retire was not the result of any disagreement with the Company.

Following the Effective Date, Mr. Hill will continue in a full-time non-executive position to support the transition of his successor through January 2, 2025. Mr. Hill will be eligible to receive compensation for such service consistent with his compensation immediately prior to his retirement, including continued vesting of all outstanding equity awards and payment of his 2024 annual performance bonus.

Appointment of Chief Financial Officer

On July 24, 2024, the Board of Directors (the “Board”) of the Company approved the appointment of Kevin Strange as the Chief Financial Officer of the Company as of the Effective Date, succeeding Mr. Hill. In his position, Mr. Strange will serve as the principal financial officer and principal accounting officer of the Company. Mr. Strange currently serves as the Senior Vice President of Finance, Accounting, Strategy and Business Development of the Company. Following his appointment as Chief Financial Officer, Mr. Strange will report to Andrew Hykes, the Company’s President and Chief Executive Officer.

Mr. Strange, age 45, has served as the Senior Vice President of Finance, Accounting, Strategy and Business Development for the Company since July 2023. Prior to that, from October 2020 through July 2023, Mr. Strange served as the Vice President, Strategy and Business Development for the Company. Prior to joining the Company, Mr. Strange worked in Corporate Strategy and Business Development and was the Director of Business Development for the Peripheral Interventions division of Boston Scientific, a publicly traded life sciences company, from 2015 to October 2020. Prior to Boston Scientific, Mr. Strange worked as an equity research analyst at Wells Fargo Securities and Bank of America Merrill Lynch covering the MedTech sector. Mr. Strange started his career in medical devices in the Cardiac Rhythm Management division of Medtronic. Mr. Strange holds a BS in Biology from Davidson College and an MBA from New York University’s Stern School of Business.

In connection with Mr. Strange’s appointment as Chief Financial Officer, the Company and Mr. Strange will enter into an employment agreement effective as of the Effective Date. Mr. Strange will be entitled to an annual base salary of $480,000 and eligible to receive an annual bonus with a target bonus set at 60% of base salary for the applicable bonus period. In addition, Mr. Strange will receive a one-time grant of restricted stock units (“RSUs”) valued at $250,000, which will vest quarterly over a four-year period, subject to Mr. Strange’s continued service to the Company on each vesting date. Mr. Strange will also receive a one-time cash bonus of $300,000 to cover personal costs and expenses in connection with his international relocation. The Company will also provide Company-paid relocation benefits to Mr. Strange.

The employment agreement provides that in the event the Company terminates Mr. Strange’s employment without “cause” or he resigns for “good reason” (as such terms are defined in the employment agreement), subject to his execution and non-revocation of a release, Mr. Strange will be entitled to receive: (i) base salary continuation for nine (9) months (or eighteen (18) months of base salary if such termination occurs within three (3) months prior to or twelve (12) months following a change in control as defined in the Company’s 2020 Incentive Award Plan (a “Change in Control Qualified Termination”), payable as base salary continuation until a change in control and a lump sum cash payment of the remainder within thirty (30) days thereafter, if such termination occurs within three (3) months prior to a change in control, or payable in a lump sum cash payment within thirty (30) days following a change in control, if such termination occurs within twelve (12) months following a change in control), (ii) payment of the employer portion of premiums to continue healthcare coverage under COBRA for nine (9) months (or eighteen (18) months upon a Change in Control Qualified Termination), (iii) a pro-rata annual cash bonus based on actual performance for the portion of the year of termination that Mr. Strange provided services to the Company (or based on target performance upon a Change in Control Qualified Termination), and (iv) upon a Change in Control Qualified Termination, full acceleration of Mr. Strange’s outstanding equity awards subject to time-based vesting.

The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by the employment agreement which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. The Company will also enter into its standard form of indemnification agreement for executive officers with Mr. Strange, the form of which was previously filed as Exhibit 10.1 to Amendment No. 1 of the Company’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on May 5, 2020.

There are no arrangements or understanding between Mr. Strange and any other persons or entities with respect to his appointment and no family relationships between Mr. Strange and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Mr. Strange has not been involved in any related person transactions with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 30, 2024, the Company issued a press release announcing these changes (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Inari Medical, Inc., dated July 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INARI MEDICAL, INC.

Date:	July 30, 2024	By:	/s/ Andrew Hykes
Andrew Hykes Chief Executive Officer and President (Principal Executive Officer)